Exhibit 99.1

January 29, 2020

Limelight Networks(R) Reports Strong Financial Results for the Fourth Quarter and Full Year 2019

•	Record revenue of $60.1 million, up 37 percent year over year, up 17% sequentially

•	GAAP basic EPS of $0.02 and Non-GAAP EPS of $0.05

•	EBITDA of $8.1 million and Adjusted EBITDA of $11.4 million

•	Delivered record traffic, exceeding previous record by over 25%
Limelight Networks, Inc. (Nasdaq:LLNW) (Limelight), a leading provider of edge cloud services, today reported record revenue of $60.1 million for the fourth quarter of 2019, up 37% compared to $44.0 million in the fourth quarter of 2018.
Limelight reported GAAP net income of $2.5 million, or $0.02 per basic share for the fourth quarter of 2019, compared to a net loss of $5.2 million, or $0.05 per basic share, in the fourth quarter of 2018.
Non-GAAP net income was $5.8 million, or $0.05 per basic share, for the fourth quarter of 2019, compared to non-GAAP net income of $0.3 million, or break even per basic share, in the fourth quarter of 2018.
EBITDA was $8.1 million for the fourth quarter of 2019, compared to a loss of $0.9 million for the fourth quarter of 2018. Adjusted EBITDA was $11.4 million for the fourth quarter of 2019, compared to $4.6 million for the fourth quarter of 2018.
For the full year ended December 31, 2019, Limelight reported revenue of $200.6 million, an increase of 3% compared to $195.7 million for the year ended December 31, 2018.
Limelight reported GAAP net loss of $16.0 million, or $0.14 per basic share, for the year ended December 31, 2019, compared to net income of $9.8 million, or $0.09 per basic share, in 2018. Net income for the full year of 2018 includes $14.9 million, or $0.12 per basic share, of non-operating income related to the settlement and patent license agreement.
Non-GAAP net loss was $2.3 million, or $0.02 per basic share, for the year ended December 31, 2019, compared to non-GAAP net income of $13.7 million, or $0.12 per basic share, in 2018.
EBITDA was $4.3 million for the year ended December 31, 2019, compared to $28.7 million for the year ended December 31, 2018. Adjusted EBITDA was $18.1 million for the year ended December 31, 2019, compared to $32.5 million for the year ended December 31, 2018.
Limelight ended the fourth quarter with 610 employees and employee equivalents, up from 609 at the end of the third quarter of 2019, and up from 563 in the year ago period.

Exhibit 99.1

“The fourth quarter was our best ever performance across multiple financial and non-financial measures as we continued to execute our strategy of focusing on edge services and high-quality video delivery. The business momentum accelerated during the fourth quarter, primarily due to our significant participation in multiple live and on-demand OTT launches by some of the largest media companies in the world. Those companies looked to us as a trusted partner in these launches based on the superior performance of our network, global scale, and strong value proposition, said Bob Lento, Chief Executive Officer at Limelight.
“We are excited about the current and projected industry trends. We believe that we are poised to deliver a record year of volume, revenue and growth on a number of metrics, as our 2020 guidance reflects. OTT launches and demand for low latency-based edge services are predicted to expand globally in 2020 and beyond. We believe that we have unique assets to meet the computational and connectivity challenges of emerging business, both securely and globally. We are grateful for our customers, partners and employees who have helped build this business and position it for continued success,” Mr. Lento added.
Based on current conditions, and compared to 2019, our 2020 guidance implies double digit revenue growth, higher GAAP and Non-GAAP earnings, higher adjusted EBITDA, and lower capital expenditures.

Limelight Networks, Inc.
2020 Guidance
			Actual
	January 2020	December 2019	2019
Revenue	$223 to $235 million	$220 to $235 million	$200.6 million

GAAP Basic EPS	$(0.10) to break-even	$(0.10) to break-even	$(0.14)

Non-GAAP EPS	Break-even to $0.10	Break-even to $0.10	$(0.02)

Adjusted EBITDA	$25 to $35 million	$25 to $35 million	$18.1 million

Capital expenditures	$25 to 30 million	$25 to 30 million	$34.7 million

Exhibit 99.1

Financial Tables
Limelight Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	December 31, 2019	September 30, 2019	December 31, 2018
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,335	14,832	$25,383
Marketable securities	—	3,218	25,083
Accounts receivable, net	34,476	35,818	26,041
Income taxes receivable	82	77	122
Prepaid expenses and other current assets	9,920	9,522	14,789
Total current assets	62,813	63,467	91,418
Property and equipment, net	46,136	46,304	27,378
Operating lease right of use assets	12,842	12,667	—
Marketable securities, less current portion	40	40	40
Deferred income taxes	1,319	1,474	1,462
Goodwill	77,102	77,051	76,407
Other assets	9,117	7,394	2,220
Total assets	$209,369	208,397	$198,925
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,020	20,641	$9,216
Deferred revenue	976	1,205	1,883
Operating lease liability obligations	2,056	1,870	—
Income taxes payable	178	325	124
Provision for litigation	—	—	9,000
Other current liabilities	13,398	12,516	12,922
Total current liabilities	28,628	36,557	33,145
Operating lease liability obligations, less current portion	13,488	13,331	—
Deferred income taxes	239	123	152
Deferred revenue, less current portion	161	162	42
Other long-term liabilities	316	300	435
Total liabilities	42,832	50,473	33,774
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 118,368, 116,513 and 114,246 shares issued and outstanding at December 31, 2019, September 30, 2019 and December 31, 2018, respectively	118	117	114
Additional paid-in capital	530,285	524,758	513,682
Accumulated other comprehensive loss	(9,210)	(9,837)	(10,033)
Accumulated deficit	(354,656)	(357,114)	(338,612)
Total stockholders’ equity	166,537	157,924	165,151
Total liabilities and stockholders’ equity	$209,369	208,397	$198,925

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	Percent	Dec. 31,	Percent	Dec. 31,	Dec. 31,	Percent
	2019	2019	Change	2018	Change	2019	2018	Change
Revenue	$60,129	$51,321	17%	$43,992	37%	$200,634	$195,670	3%
Cost of revenue:
Cost of services (1)	28,586	25,602	12%	22,141	29%	99,897	85,920	16%
Depreciation — network	5,288	4,961	7%	3,941	34%	19,193	16,277	18%
Total cost of revenue	33,874	30,563	11%	26,082	30%	119,090	102,197	17%
Gross profit	26,255	20,758	26%	17,910	47%	81,544	93,473	(13)%
Gross profit percentage	43.7%	40.4%		40.7%		40.6%	47.8%
Operating expenses:
General and administrative (1)	7,554	7,356	3%	7,482	1%	30,785	32,372	(5)%
Sales and marketing (1)	10,399	10,713	(3)%	9,484	10%	43,078	39,553	9%
Research and development (1)	5,459	5,160	6%	5,781	(6)%	22,534	24,075	(6)%
Depreciation and amortization	328	172	91%	476	(31)%	872	2,313	(62)%
Total operating expenses	23,740	23,401	1%	23,223	2%	97,269	98,313	(1)%
Operating income (loss)	2,515	(2,643)	NM	(5,313)	NM	(15,725)	(4,840)	NM
Other income (expense):
Interest expense	(45)	(10)	NM	(10)	NM	(76)	(86)	NM
Interest income	25	81	NM	230	NM	427	670	NM
Settlement and patent license income	—	—	NM	—	NM	—	14,900	NM
Other, net	169	(13)	NM	90	NM	80	(264)	NM
Total other income (expense)	149	58	NM	310	NM	431	15,220	NM
Income (loss) before income taxes	2,664	(2,585)	NM	(5,003)	NM	(15,294)	10,380	NM
Income tax expense	206	166	NM	190	NM	750	538	NM
Net income (loss)	$2,458	$(2,751)	NM	$(5,193)	NM	$(16,044)	$9,842	NM

Net income (loss) per share:
Basic	$0.02	$(0.02)		$(0.05)		$(0.14)	$0.09
Diluted	$0.02	$(0.02)		$(0.05)		(0.14)	0.08

Weighted average shares used in per share calculation:
Basic	117,603	116,270		113,578		115,890	112,114
Diluted	123,801	116,270		113,578		115,890	120,010

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1

Limelight Networks, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2019	2019	2018	2019	2018
Share-based compensation:
Cost of services	$376	$331	$756	$1,495	$1,815
General and administrative	1,858	2,006	2,792	8,098	8,458
Sales and marketing	597	584	963	2,263	2,837
Research and development	484	437	974	1,922	2,720
Total share-based compensation	$3,315	$3,358	$5,485	$13,778	$15,830

Depreciation and amortization:
Network-related depreciation	$5,288	$4,961	$3,941	$19,193	$16,277
Other depreciation and amortization	328	172	476	872	2,313
Total depreciation and amortization	$5,616	$5,133	$4,417	$20,065	$18,590

Net increase (decrease) in cash, cash equivalents and marketable securities:	$285	$(10,872)	$(2,169)	$(32,131)	$1,150

End of period statistics:
Approximate number of active customers	599	609	649	599	649

Number of employees and employee equivalents	610	609	563	610	563

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2019	2019	2018	2019	2018
Operating activities
Net income (loss)	$2,458	$(2,751)	$(5,193)	$(16,044)	$9,842
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,616	5,133	4,417	20,065	18,590
Share-based compensation	3,315	3,358	5,485	13,778	15,830
Settlement and patent license income	—	—	—	—	(14,900)
Foreign currency remeasurement (gain) loss	79	21	(65)	(25)	(162)
Deferred income taxes	300	(61)	103	270	17
Gain on sale of property and equipment	—	(5)	(6)	(56)	(137)
Accounts receivable charges	519	580	449	1,793	902
Amortization of premium on marketable securities	1	9	33	30	115
Realized loss on marketable securities	9	—	—	9	—
Changes in operating assets and liabilities:
Accounts receivable	823	(5,300)	(343)	(10,228)	5,438
Prepaid expenses and other current assets	(324)	(885)	64	(1,101)	(2,466)
Income taxes receivable	(3)	45	25	40	(31)
Other assets	(1,547)	781	201	(4,188)	(558)
Accounts payable and other current liabilities	(2,383)	(2,798)	(1,807)	1,292	(4,333)
Deferred revenue	(232)	(112)	1,004	(789)	1,089
Income taxes payable	(143)	61	17	61	(333)
Payments related to litigation, net	—	—	(1,520)	(3,040)	(9,060)
Other long term liabilities	15	16	51	(121)	(121)
Net cash provided by (used in) operating activities	8,503	(1,908)	2,915	1,746	19,722
Investing activities
Purchases of marketable securities	—	—	(4,669)	(10,279)	(20,631)
Sale and maturities of marketable securities	3,211	1,000	3,500	35,364	23,865
Purchases of property and equipment	(10,480)	(7,750)	(5,618)	(34,704)	(16,113)
Proceeds from sale of property and equipment	—	5	4	51	135
Net cash used in investing activities	(7,269)	(6,745)	(6,783)	(9,568)	(12,744)
Financing activities
Payment of employee tax withholdings related to restricted stock vesting	(1,079)	(1,015)	(985)	(3,607)	(4,793)
Cash paid for the purchase of common stock	—	—	—	—	(3,800)
Proceeds from employee stock plans	3,290	13	1,374	4,406	6,173
Net cash provided by (used in) financing activities	2,211	(1,002)	389	799	(2,420)
Effect of exchange rate changes on cash and cash equivalents	58	(211)	184	(25)	(87)
Net increase (decrease) in cash and cash equivalents	3,503	(9,866)	(3,295)	(7,048)	4,471
Cash and cash equivalents, beginning of period	14,832	24,698	28,678	25,383	20,912
Cash and cash equivalents, end of period	$18,335	$14,832	$25,383	$18,335	$25,383
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss), EBITDA and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance. We define Non-GAAP net income (loss) to be U.S. GAAP net loss, adjusted to exclude the settlement and patent license income, share-based compensation, and litigation expenses. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net income (loss) adjusted to exclude depreciation and amortization, interest expense, interest and other (income) expense, and income tax expense. We define Adjusted EBITDA as EBITDA adjusted to exclude the settlement and patent license income, share-based compensation and litigation expenses. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. Our management uses these Non-GAAP financial measures because, collectively, they provide valuable information on the performance of our on-going operations, excluding

Exhibit 99.1

non-cash charges, taxes and non-core activities (including interest payments related to financing activities). These measures also enable our management to compare the results of our on-going operations from period to period, and allow management to review the performance of our on-going operations against our peer companies and against other companies in our industry and adjacent industries. We believe these measures also provide similar insights to investors, and enable investors to review our results of operations “through the eyes of management.”
Furthermore, our management uses these Non-GAAP financial measures to assist them in making decisions regarding our strategic priorities and areas for future investment and focus.
The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	These measures do not reflect changes in, or cash requirements for, our working capital needs;

•	Non- GAAP net income (loss) and Adjusted EBITDA do not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;

•	These measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

•	These measures do not reflect income taxes or the cash requirements for any tax payments;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
While share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	Other companies may calculate Non-GAAP net income (loss), EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:
Reconciliation of Non-GAAP Financial Measures
In accordance with the requirements of Item 10(e) of Regulation S-K, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.

Exhibit 99.1

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands)
(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 31, 2019		September 30, 2019		December 31, 2018		December 31, 2019		December 31, 2018
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net income (loss)	$2,458	$0.02	$(2,751)	$(0.02)	$(5,193)	$(0.05)	$(16,044)	$(0.14)	$9,842	$0.09
Settlement and patent license income	—	—	—	—	—	—	—	—	(14,900)	(0.13)
Share-based compensation	3,315	0.03	3,358	0.03	5,485	0.05	13,778	0.12	15,830	0.14
Litigation expenses	—	—	—	—	3	—	—	—	2,907	0.03
Non-GAAP net income (loss)	$5,773	$0.05	$607	$0.01	$295	$—	$(2,266)	$(0.02)	$13,679	$0.12

Weighted average shares used in per share calculation:		117,603		116,270		113,578		115,890		112,114

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Income (Loss) to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
U.S. GAAP net income (loss)	$2,458	$(2,751)	$(5,193)	$(16,044)	$9,842
Depreciation and amortization	5,616	5,133	4,417	20,065	18,590
Interest expense	45	10	10	76	86
Interest and other (income) expense	(194)	(68)	(320)	(507)	(406)
Income tax expense	206	166	190	750	538
EBITDA	$8,131	$2,490	$(896)	$4,340	$28,650
Settlement and patent license income	—	—	—	—	(14,900)
Share-based compensation	3,315	3,358	5,485	13,778	15,830
Litigation expenses	—	—	3	—	2,907
Adjusted EBITDA	$11,446	$5,848	$4,592	$18,118	$32,487
For future periods, we are unable to provide a reconciliation of EBITDA and Adjusted EBITDA to net loss as a result of the uncertainty regarding, and the potential variability of, the amounts of depreciation and amortization, interest expense, interest and other (income) expense and income tax expense, that may be incurred in the future.
Conference Call
At approximately 4:30 p.m. EST (1:30 p.m. PST) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-296-5190 within the United States or +1 412-317-5233 outside of the U.S. The conference call will also be audio cast live from http://www.limelight.com and a replay will be available following the call from the Limelight website.

Exhibit 99.1

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net income, capital expenditures, litigation, and our future prospects. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing customers, unforeseen changes in our hiring patterns, adverse outcomes in litigation, and experiencing expenses that exceed our expectations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.limelightnetworks.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of January 29, 2020, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Limelight
Limelight Networks, Inc. (NASDAQ: LLNW), a leading provider of digital content delivery, video, cloud security, and edge computing services, empowers customers to provide exceptional digital experiences. Limelight’s edge services platform includes a unique combination of global private infrastructure, intelligent software, and expert support services that enable current and future workflows. For more information, please visit www.limelight.com, and read follow us on Twitter, Facebook and LinkedIn.
Copyright (C) 2019 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.
Source: Limelight Networks

CONTACT:
Limelight Networks, Inc.
Sajid Malhotra, 602-850-5778
ir@llnw.com
Ticker Slug:
Ticker: LLNW
Exchange: NASDAQ